                                                                EXHIBIT 10.8


         DOCUMENT SCIENCES CORPORATION VALUE ADDED REMARKETER AGREEMENT

This Value Added Remarketer Agreement ("Agreement"), made and entered into between Xerox Canada Limited ("VAR") as defined below, and DOCUMENT SCIENCES CORPORATION, located at 6333 Greenwich Drive, Suite 250, San Diego, California 92122 ("DOCUMENT SCIENCES") is effective January 1, 1995 ("Effective Date").




      TABLE OF CONTENTS
      -----------------
   Article           Title
   -------           -----
   Article           Title
   ARTICLE 1         DEFINITIONS
   ARTICLE 2         APPOINTMENT AND OBLIGATIONS
   ARTICLE 3         ROYALTIES AND PAYMENT
   ARTICLE 4         DELIVERABLES AND MODIFICATIONS
   ARTICLE 5         WARRANTY DISCLAIMER, INDEMNITIES, AND PATENT AND COPYRIGHT
   ARTICLE 6         CONFIDENTIAL INFORMATION
   ARTICLE 7         TERM AND TERMINATION
   ARTICLE 8         GENERAL PROVISIONS


The parties agree as follows:



                            ARTICLE I - DEFINITIONS

1.01 SUBLICENSEES. Persons who acquire Value Added Products and sublicense the Licensed Software for their own internal use and not for resale, sublicense or distribution to others.

1.02 DOCUMENT SCIENCES LICENSORS. Persons identified in the Licensed software as having licensed portions of the Licensed Software to DOCUMENT SCIENCES.

1.03 END USER LICENSE. DOCUMENT SCIENCES standard end user software license and warranty terms and conditions.

1.04     LICENSED SOFTWARE.  The DOCUMENT SCIENCES software package
(including the Developer's Software package) described in Exhibit A, in object code format only, manuals and other related documentation and Upgrade Licensed Software.

1.05 TERRITORY. Geographic or market coverage areas identified in Exhibit B.

1.06 UPGRADE LICENSED SOFTWARE. New releases of Licensed Software which are incorporated into the Licensed Software by VAR pursuant to the terms of this Agreement during the term of this Agreement and which contains modifications, enhancements and/or improvements to the Licensed Software.

1.07 VALUE ADDED PRODUCT. A product that includes the Licensed Software, an addition to the Licensed Software as specified in Exhibit C, media on which the software, in object code format, is loaded, and associated software documentation, including an End User License.

This is page one of a six page Value Added Remarketer Agreement ending with
Section 8.15, exclusive of Exhibits that are separately attached. The parties acknowledge they have read this Agreement and its Exhibits and agree to be bound by all terms and conditions.


XEROX CANADA LIMITED                             DOCUMENT SCIENCES CORPORATION

/s/ William A. Albino                            /s/ Tony N. Domit
___________________________________              ______________________________
By                                               By


William A. Albino                                Tony N. Domit
___________________________________              ______________________________
Printed Name                                     Printed Name


Vice President & GM Printing Systems             President and CEO
___________________________________              ______________________________
Title                                            Title

Jan 18 1995                                      10 Jan 1995
___________________________________              ______________________________
Date                                             Date

___________________________________              ______________________________
Mailing Address                                  Mailing Address

___________________________________              ______________________________
___________________________________              ______________________________

               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT



                       ARTICLE 2 - APPOINTMENT AND OBLIGATIONS

2.01 APPOINTMENT AND SOFTWARE LICENSE. DOCUMENT SCIENCES hereby grants to VAR, during the term of this Agreement, a non-exclusive license under any and all patents, copyrights, and other proprietary rights licensable by DOCUMENT SCIENCES to reproduce the Licensed Software for the sole purpose of producing a Value Added Product and to use and distribute by sublicense the Licensed Software, in whole or in part, as a part of the Value Added Product. This grant is exclusively for the Territory. It is a condition to the license grant set forth in this Agreement that VAR adds value to the Licensed Software in the manner specified in, and that all Value Added Products must be sublicensed by VAR with substantial added value as specified by Exhibit C or as otherwise approved in advance and in writing by DOCUMENT SCIENCES. VAR accepts this appointment, subject to the terms and conditions of this Agreement. DOCUMENT SCIENCES further grants to VAR a non-exclusive, non-transferable, royalty-free license to use the Licensed Software internally for demonstration and training purposes only, subject to the End User License. VAR shall use the Licensed Software for general operations purposes or for processing of internal administrative or customer data only pursuant to a separate End User License executed between VAR and DOCUMENT SCIENCES.
2.02      LIMITATION UPON SUBLICENSE RIGHTS.  VAR shall not distribute the
Value Added Product outside the Territory nor will they authorize distribution outside the Territory. VAR shall use its best efforts to assure that the territorial restrictions of the license set forth herein are honored within its own organization and agents.
2.03 SUBLICENSE TERMS. VAR shall distribute the Value Added Product pursuant to a sublicense agreement which shall, prior to any distribution of the Value Added Product, be approved in writing by DOCUMENT SCIENCES and which shall contain the substance of the conditions and restrictions set forth in the End User License.
2.04 LIMITED RIGHTS TO LICENSED SOFTWARE. VAR may use, reproduce and distribute the Licensed Software only to the extent expressly authorized or licensed under this Agreement. No other rights to such software are granted by DOCUMENT SCIENCES to VAR, or may be granted by VAR to any third party. In particular, but not by way of limitation, except as specifically agreed by DOCUMENT SCIENCES in writing, neither VAR nor any of its employees, agents or representatives may create, reproduce or distribute derivative works of any such software. Further, neither VAR nor any of its employees, agents or representatives will attempt to decompile or otherwise reverse engineer any such software in order to derive its source code. VAR shall not rent, electronically distribute or timeshare the Licensed Software or market the software by interactive cable or remote processing services. Any violation by VAR of its obligations under this Section would be deemed an incurable material breach of this Agreement, and would enable DOCUMENT SCIENCES to immediately terminate this Agreement under Section 7.02(b).
2.05 TERMINATION. Any sublicense or distribution of License Software by VAR which is not in accordance with its appointment under this Section 2, will be deemed an incurable material breach of this Agreement and will enable DOCUMENT SCIENCES to immediately terminate this Agreement under Section 7.02(b).
2.06     LICENSE RECOGNITION; TRADEMARKS.
         (a) VAR shall communicate to its customers and End Users the Licensed Software (distributed pursuant to the license granted in this Section
2) is licensed to it by DOCUMENT SCIENCES by identifying it as [DOCUMENT SCIENCES DOCUMENT AUTOMATION SOFTWARE] licensed to VAR. During the term of this Agreement, VAR may also use DOCUMENT SCIENCES name and logo in its advertising, catalogs, exhibits, public relations materials and manuals covering the Value Added Products. All such uses will be subject to DOCUMENT SCIENCES prior written approval and shall not indicate the Licensed Software or any code contained in the Licensed Software under license from DOCUMENT SCIENCES Licensors is the proprietary product of VAR or any party other than DOCUMENT SCIENCES or the original DOCUMENT SCIENCES Licensor, as the case may be.
2.07 GENERAL OBLIGATIONS OF VAR. VAR will (i) actively market, promote and solicit the sale of Value Added Products to End Users in the Territory, (ii) establish and maintain appropriate marketing and distribution facilities and personnel within its organization to create and meet the demand for Value Added Products among End Users in the Territory including the inclusion of Value
Added Products in VAR's sales compensation plan, (iii) promote the goodwill, name and reputation of DOCUMENT SCIENCES and all of the Licensed Software, (iv) represent the Licensed Software accurately and fairly and at all times avoid misleading or unethical business practices, and (v) at all times comply with all laws and regulations applicable to the conduct of its business.
2.08 SPECIFIC OBLIGATIONS OF VAR. VAR will have the following specific obligations:
         (a) Distribute the following materials to all of its locations in the Territory (i) marketing and technical brochures which accurately describe the functions, features, operation and advantages of the Licensed Software incorporated within the Value Added Products; and (ii) educational material relating to the Value Added Products developed by VAR, for training VAR's sales and support personnel.
         (b)
         See section 2.09b

               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT

         (c) Provide support to all sublicensees including, without limitation (i) on-site installation of the Value Added Products and/or customer documentation sufficient to enable the sublicensees to install the Value Added Products themselves; (ii) customer training or documentation regarding operation of the Value Added Products; (iii) telephone hot-line support during normal business hours.
         (d) Promptly inform DOCUMENT SCIENCES about new problems or errors with any of the Licensed Software which are reported by sublicensees or discovered by VAR.

         (e) Provide DOCUMENT SCIENCES, within thirty (30) days following the end of each calendar quarter, a report listing the quantity of each Value Added Product licensed or sold to any End User in the Territory during that calendar quarter, and the name and address of each End User.

2.09 OBLIGATIONS OF DOCUMENT SCIENCES. DOCUMENT SCIENCES will have the following obligations:
         (a) Make available to VAR, at DOCUMENT SCIENCES standard VAR pricing, reasonable quantities of sales and technical brochures. Large quantities of promotional materials can be provided at DOCUMENT SCIENCES actual costs.
         (b)
         DOCUMENT SCIENCES will train one Xerox employee at the San Diego location of DOCUMENT SCIENCES to be certified as a DOCUMENT SCIENCES Customer Trainer. This training will be of two weeks in duration and will be provided free of charge to XCL except that any travel and living expenses incurred by XCL employees while attending such training will be borne by XCL. This training is to take place in 1995. In the event that additional trainers need to be trained, DOCUMENT SCIENCES will conduct that additional training on the same basis.
         Two additional Xerox employees to provide hot line services will be trained by DOCUMENT SCIENCES; one in January 1995, and the second as soon as possible thereafter. This training will also be of two (2) weeks duration, in San Diego and will again be provided free of charge to XCL except that any travel and living expenses incurred by XCL employees while attending such training will be borne by XCL.
         DOCUMENT SCIENCES will provide personnel to deliver two days training in Toronto, to XCL Printing Systems CSCs and selected analysts from Toronto, Ottawa and London, Ontario (approximately ten in total). This training will take place in December 1994.
         DOCUMENT SCIENCES will provide personnel to deliver two days training in Toronto to XCL CSCs from across Canada. This training will take place in January 1995.
         (c) Use reasonable efforts to resolve, within a reasonable period of time, extraordinary technical problems or errors with any Licensed Software which are identified by VAR and which VAR is unable to resolve. DOCUMENT SCIENCES will respond to VAR within one business day for all instances of extraordinary problems. An extraordinary problem is one in which the application ceases to run because of a program defect. Each problem or error must be identified telephonically or, when appropriate, in writing and faxed to DOCUMENT SCIENCES designated support person or fax number in San Diego, California. DOCUMENT SCIENCES does not guarantee it will be able to resolve all identified problems or errors.
         (d) Provide maintenance pursuant to and in accordance with the VAR Maintenance Agreement attached as Exhibit F.
         2.10 TITLE TO LICENSED SOFTWARE. It is expressly understood and agreed that title to and all copyright and other proprietary rights in the Licensed Software will not pass to VAR. Rather, such title and all such rights will at all times be and remain with DOCUMENT SCIENCES and/or the DOCUMENT SCIENCES Licensors.

                       ARTICLE 3 - ROYALTIES AND PAYMENT

3.01 PURCHASE. VAR agrees to pay royalties to DOCUMENT SCIENCES in respect of the Licensed Software licensed hereunder and to pay for maintenance provided pursuant to this Agreement. This Article sets forth the terms and conditions under which such royalties and sales and technical support fees will be determined and paid.
3.02 ROYALTY AMOUNT AND FEES. The royalties to be paid by VAR to DOCUMENT SCIENCES and the prices to be invoiced by DOCUMENT SCIENCES to VAR for sales and technical support and related materials purchased by VAR hereunder will be as set forth in Exhibit E. VAR will solely determine the royalties and/or fees at which it sublicenses and distributes the Value Added Products to End Users in the Territory.
3.03 TAXES. VAR will furnish DOCUMENT SCIENCES with appropriate tax exemption certificates.
3.04 REPORTS AND AUDITS. Royalties shall accrue upon the distribution of Value Added Products by VAR to its customers. Royalties are payable within 30 days of the end of month in which the DOCUMENT SCIENCES products were shipped to the VAR or the VAR's customer. Overdue payments shall accrue interest at the rate of twelve per cent (12%) per annum until paid.
3.05 VAR RECORDS. VAR shall keep records adequate to verify reports and payments to be made pursuant to this Agreement for a period of three (3) years following date of the reports pursuant to this Article 3.
3.06 INSPECTION. DOCUMENT SCIENCES shall have the right (no more than once during any calendar year) to inspect the records of VAR on reasonable notice and during regular business hours to verify the reports and payments required hereunder. The entire cost of such inspection shall be borne by DOCUMENT SCIENCES and such Certified Public Accountant shall not disclose to DOCUMENT SCIENCES any information other than information relating to the computation and accuracy of such reports. If an inspection reveals an error of at least 5% in favor of

               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT

DOCUMENT SCIENCES, VAR shall pay the cost of the inspection, in addition to any underpayments.

                          ARTICLE 4 - DELIVERABLES AND
                                 MODIFICATIONS

4.01 DELIVERY OF LICENSED SOFTWARE. Document Sciences will deliver ordered software to the VAR or the VAR's customer as determined by the VAR. Document Sciences will distribute all generally available upgrades, temporary fixes and patches to VAR or VAR's customer as determined by the VAR.
4.02 DOCUMENTATION. VAR may modify and reproduce the contents of the documentation provided by DOCUMENT SCIENCES, but DOCUMENT SCIENCES reserves the right to monitor any modifications made to the documentation by VAR. VAR agrees to abide by any request by DOCUMENT SCIENCES to withdraw or change any such modification that DOCUMENT SCIENCES reasonably deems undesirable to the interest of DOCUMENT SCIENCES.
4.03 MODIFICATIONS. All Upgrade Licensed Software made by DOCUMENT SCIENCES that it intends to release shall be offered to VAR pursuant to DOCUMENT SCIENCES Maintenance Agreement attached as Exhibit D.

                       ARTICLE 5 - WARRANTY DISCLAIMER,
                     INDEMNITIES, AND PATENT AND COPYRIGHT

5.01 WARRANTY DISCLAIMER. DOCUMENT SCIENCES, and VAR, agree the Licensed Software is provided "AS IS". DOCUMENT SCIENCES DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
5.02 GENERAL INDEMNITY. VAR agrees, at its expense, to defend, indemnify and hold DOCUMENT SCIENCES harmless from and against all liabilities, damages, costs, fees and expenses, including reasonable attorney's fees, arising out of suits, claims, actions or proceedings brought by or on behalf of any person on account of injury or damage proximately caused by VAR, its agents, representatives, Distributors or employees, in the course of performing VAR's obligations under this Agreement, provided DOCUMENT SCIENCES will promptly notify VAR of any such suit, claim, action or proceeding, and VAR will have control of the defense and all negotiations for its settlement or compromise. DOCUMENT SCIENCES agrees to fully cooperate with VAR in the conduct of such defense and negotiations.
5.03 INTELLECTUAL PROPERTY INDEMNITY. DOCUMENT SCIENCES will, at its expense, defend, indemnify and hold harmless VAR from all liabilities, damages, costs, fees and expenses, including reasonable attorney's fees, arising out of suits, claims, actions or proceedings charging infringement in the Territory of any patents, copyrights, trade secrets or other intellectual property rights owned or controlled by any third party as a result of the exercise by VAR of its rights under this Agreement, provided VAR promptly notifies DOCUMENT SCIENCES in writing of any such suit, claim, action or proceeding, and DOCUMENT SCIENCES will have control of the defense and all negotiations for its settlement or compromise. VAR agrees to fully cooperate with DOCUMENT SCIENCES in the conduct of such defense and negotiations.
5.04 LIMITATION. The indemnity of Section 5.03 will not apply, and VAR will indemnify DOCUMENT SCIENCES in a manner fully equivalent to such indemnity, in any suit, claim or proceeding brought against DOCUMENT SCIENCES for any infringement due to the Licensed Software being modified (by DOCUMENT SCIENCES or others, including VAR) to VAR's specifications, or being used or sold in combination with equipment, software, or supplies not provided by DOCUMENT SCIENCES. DOCUMENT SCIENCES has no other expressed or implied warranty of noninfringement or liability for infringement or any damages therefrom.
5.05 COPYRIGHTS. It is expressly understood by VAR that the Licensed Software in the form of object code on physical media and in the form of manuals is copyrighted by DOCUMENT SCIENCES. VAR agrees to maintain and reproduce all copyright notices of DOCUMENT SCIENCES and any DOCUMENT SCIENCES Licensors contained in the object code of the Licensed Software and on the manuals. VAR further agrees to have copyright notices as provided by DOCUMENT SCIENCES appear on media labels.
5.06 ENFORCEMENT OF SUBLICENSES. VAR shall enforce the terms of its sublicenses with all Sublicensees and shall inform DOCUMENT SCIENCES of any known breach of such terms.

                      ARTICLE 6 - CONFIDENTIAL INFORMATION

6.01 CONFIDENTIALITY. Subject to Section 6.02, all DOCUMENT SCIENCES information which is marked proprietary or confidential and is made available to VAR will be held in confidence by VAR and will not be disclosed to third parties, or used by VAR, except to the extent authorized by this Agreement. If the information is provided orally or visually, DOCUMENT SCIENCES will identify the disclosure as being proprietary or confidential at the time of disclosure and, within four (4) weeks thereafter, reduce it to writing and provide it to VAR. Results of benchmark tests run by VAR may not be disclosed unless DOCUMENT SCIENCES consents to such disclosure in writing.
6.02 EXCEPTIONS. VAR's obligations under Section 6.01 will not apply with respect to any DOCUMENT SCIENCES information which:
         (a) was known to VAR prior to its first receipt from DOCUMENT SCIENCES; or
         (b) at any time becomes a matter of public knowledge without any fault of VAR, or
         (c) is at any time lawfully received by VAR from a third party under circumstances permitting its disclosure to others; or

               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT

         (d) is at any time furnished to a third party by DOCUMENT SCIENCES without restriction on use or disclosure; or
         (e)     was first disclosed by DOCUMENT SCIENCES to VAR more than three
(3) years earlier.
6.03 EXPIRATION OR TERMINATION. Promptly following the expiration or any termination of this Agreement, VAR will return to DOCUMENT SCIENCES, at DOCUMENT SCIENCES expense, all DOCUMENT SCIENCES confidential and proprietary information then in its possession, and all copies thereof.
6.04 RECIPROCITY. The confidentiality conditions of this section are reciprocal between Document Sciences and the VAR.

                        ARTICLE 7 - TERM AND TERMINATION

7.01 TERM. Unless sooner terminated in accordance with Section 7.02, the term of this Agreement will be for an initial period of two (2) years from the Effective Date. The term will automatically extend for succeeding one (1) year periods, unless either party notifies the other in writing within ninety
(90) days prior to expiration of the then current period of its intention not to further extend this Agreement.
7.02 TERMINATION FOR CAUSE. Either party may terminate this Agreement upon written notice of termination to the other party in any of the following events:
         (a) the other party materially breaches this Agreement in a manner which can be cured, and such breach remains uncured for thirty (30) days following written notice of breach by the terminating party; or
         (b) the other party materially breaches this Agreement in a manner which cannot be cured;
7.03 EFFECT OF TERMINATION OR EXPIRATION. In the event of the expiration or any termination of this Agreement:
         (a) VAR shall (i) be able to retain one copy of the then current release of the Licensed Software for the sole purpose of maintaining the Value Added Products for its Sublicensees; and (ii) warrant in writing to DOCUMENT SCIENCES within thirty (30) days of termination the Licensed Software, related materials and all copies thereof (except for the one copy) have been either returned to DOCUMENT SCIENCES and/or destroyed.
         (b) Neither party will be liable to the other for any damage, expenditures, loss of profits or prospective profits of any kind or nature sustained or arising out of, or alleged to have arisen out of, such termination or expiration. Termination or expiration of this Agreement will not relieve or release either party from making payments which may be owing to the other party under the terms of this Agreement.
         (c) VAR will immediately cease representing itself as a DOCUMENT SCIENCES reseller, and promptly return to DOCUMENT SCIENCES or destroy, at DOCUMENT SCIENCES sole option, any advertising and other materials furnished to it by DOCUMENT SCIENCES.
         (d) VAR will remove and not thereafter use any signs containing the name or trademark of DOCUMENT SCIENCES, and will immediately destroy all of its stationery, advertising matter and other preprinted matter remaining in its possession or under its control containing the word "DOCUMENT SCIENCES" and related DOCUMENT SCIENCES trade names or trademarks.
         Other than as specified to the contrary in subsection (a) of this
Section 7.02 above, all of VAR's rights to market, reproduce, sublicense and use the Licensed Programs shall cease. Any obligation of DOCUMENT SCIENCES to provide maintenance and/or support described in Section 2.08(d) above, or otherwise shall cease. However, upon agreement of both parties, which agreement VAR may withhold in the exercise of its absolute discretion, VAR may arrange to receive continued maintenance and support from DOCUMENT SCIENCES for the Licensed Software under DOCUMENT SCIENCES then current policies.
7.04 SURVIVAL. The provisions of this Agreement will, to the extent applicable, survive the expiration or any termination.

                         ARTICLE 8 - GENERAL PROVISIONS

8.01 FORCE MAJEURE. Except for the payment of money, neither party will be liable to the other for any failure to perform or delay in the performance of its obligations caused by circumstances beyond its reasonable control.
8.02 NOTICES. Any notice which may be or is required to be given under this Agreement will be written or by facsimile, unless otherwise indicated. Any written notices will be sent by registered mail or certified mail, postage prepaid, return receipt requested. Any facsimile notice should be followed within three (3) working days by written notice. Notices will be deemed to have been given when received, properly addressed. All notices to VAR will be addressed as shown on the first page of this Agreement. All notices to DOCUMENT SCIENCES should be addressed to:

                            DOCUMENT SCIENCES, INC.
                            Attn: President
                            6333 Greenwich Drive, Suite 250
                            San Diego, California 92122

Either party may change its address by giving notice to the other party pursuant to this Section.
8.03 PUBLICITY. Neither party will issue a press release or other similar publicity of any nature regarding this Agreement without the other party's written approval, which will not be unreasonably withheld. Approval will be deemed to have been given to the extent that the disclosure is required in order to comply with governmental rules, regulations or requirements. In this event, the publishing party will review the text of the disclosure with the other party prior to disclosure.
8.04 HEADINGS. Except for Article 1, Definitions, headings and titles of the Articles and Sections of this Agreement are inserted for convenience only and do not affect the construction or interpretation of any provision.
8.05 AMENDMENT. This Agreement may be amended only by written amendment duly signed by authorized representatives of both parties.

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               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT

8.06 ASSIGNMENT. DOCUMENT SCIENCES entered into this Agreement based on the personal representations of VAR's principals as to their knowledge and expertise, ability to add value to the Licensed Software and market the Value Added Products, and financial status. VAR shall not, therefore assign, transfer, or sell any of its rights, or delegate any of its responsibilities under this Agreement without DOCUMENT SCIENCES prior written consent. Any material change in ownership of VAR without DOCUMENT SCIENCES prior written consent (which shall not be unreasonably withheld) shall be cause for termination of this Agreement. DOCUMENT SCIENCES may assign this Agreement only to a parent, subsidiary or affiliated firm, to a third party in connection with a consolidation or merger, or to a third party upon a sale or transfer of substantially all of DOCUMENT SCIENCES business assets.
8.07 SEVERABILITY. If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government, or by the final determination of any court, such invalidity will not affect the enforceability of any other provisions not held to be invalid.
8.08 OMISSIONS. Any delay or omission by either party to exercise any right or remedy under this Agreement will not be construed to be a waiver of any such right or remedy or any other right or remedy. All of the rights of either party under this Agreement will be cumulative and may be exercised separately or concurrently.
8.09     LIMITATION OF LIABILITY.  Subject to Sections 5.02, 5.03 and 5.04:
         (a) in no event will either party be liable to the other for any special, indirect, incidental or consequential damages in any way arising out of or relating to this Agreement; and
         (b) the maximum liability of DOCUMENT SCIENCES to VAR for direct damages in any way arising out of or relating to this Agreement shall in no event exceed the total amount of money actually paid by VAR to DOCUMENT SCIENCES under this Agreement, during the most recently ended twelve (12) month period during the term hereof which precedes the time of fixing of such liability or $100,000, whichever is less.
8.10 GOVERNING LAW. This Agreement will be governed in accordance with the laws of the State of California or Province of Ontario.
8.11 DISPUTE RESOLUTION. The parties will first endeavor to informally resolve all disputes between them prior to resorting to arbitration under this Section. In the event the parties are unable to informally resolve any material dispute, it will be decided through arbitration pursuant to the rules of the American Arbitration Association or Arbitration Act of Ontario then in effect. The arbitration, which will be held in San Diego, California, or Ontario will be binding upon the parties and may be entered by any court of competent jurisdiction.
8.12 EXPORT. VAR hereby agrees that VAR will not export, directly or indirectly, any U.S. source Licensed Software or other technical information acquired from DOCUMENT SCIENCES or any products utilizing any such Licensed Software or other technical information, to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from (a) the United States Department of Commerce or other agency of the United States Government when required by an applicable statute or regulation, and (b) DOCUMENT SCIENCES, which consent DOCUMENT SCIENCES may withhold if such export would, in the reasonable business judgment of DOCUMENT SCIENCES, be detrimental to the interests of DOCUMENT SCIENCES.
8.13 NO AGENCY. It is agreed and understood that neither DOCUMENT SCIENCES nor VAR has any authority to bind the other with respect to any matter hereunder. Under no circumstances shall either DOCUMENT SCIENCES or VAR have the right to act or make any commitment of any kind to any third party on behalf of the other or to represent the other in any way as an agent. VAR is, and shall perform its obligations hereunder as, an independent contractor and is not, and shall not be considered to be, an agent or representative of DOCUMENT SCIENCES.
8.14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties as to the subject matter hereof, and supersedes any and all prior oral and written understandings and agreements as to such subject matter.

EXHIBIT A

This agreement covers all the DSC standard products listed on the price sheet provided in Exhibit E

EXHIBIT B

The VAR's territory is Canada

EXHIBIT C

The licensed software will be value added by:

1)   Pre and post sales technical support

2)   Assisting the customer with fee based application development

3)   Providing first level hotline support

                                   EXHIBIT D

                         DOCUMENT SCIENCES CORPORATION

                         SOFTWARE MAINTENANCE AGREEMENT


This Agreement is made and entered into between DOCUMENT SCIENCES Corporation ("DOCUMENT SCIENCES") and VAR is attached to, incorporated within, and effective as of the date of that certain Value Added Remarketer Agreement between the parties (the "VAR Agreement"). All Capitalized terms not defined herein have the meaning set forth in the VAR Agreement.

1.       VAR's RESPONSIBILITIES

         VAR shall (a) be solely responsible for and bear all costs associated with determining and maintaining the configuration and operation of the Value Added Product and all software associated therewith other than the Licensed Software, and (b) integrating any and all software of VAR or third party licensors other than DOCUMENT SCIENCES included in or proposed to be included in the Value Added Product with and into the Licensed Software.

2.       DOCUMENT SCIENCES' RESPONSIBILITIES

         a. Software Support (defined below) for Licensed Software shall be included in the initial royalty and annual royalty. For purposes of this Agreement, Software Support shall consist of:

               i. DOCUMENT SCIENCES sending to VAR from time to time, as DOCUMENT SCIENCES deems appropriate, Licensed Software releases or upgrades made generally available by DOCUMENT SCIENCES to its customers the primary purpose of which is to maintain compatibility with the then current supported host environment and/or add or enhance Licensed Software features and capabilities. However, DOCUMENT SCIENCES reserves the right to charge VAR a separate license and/or support fee for a release or upgrade of the primary feature of which, in DOCUMENT SCIENCES' sole discretion, is a material enhancement to the features and/or capabilities of the Licensed Software.

               ii. The provision by DOCUMENT SCIENCES of a VAR Support Center Hot-Line number for the resolution of problems and questions relating to the Licensed Software. The Hot-Line shall be available to the VAR for live communication during normal business hours, Monday through Friday. For the remaining periods, DOCUMENT SCIENCES shall provide a telephone message recording device which will record VAR's reports.

               iii. The submission of Licensed Software problems to DOCUMENT SCIENCES via a Problem Report DOCUMENT SCIENCES does not, however, guarantee the correction of any Licensed Software problem.

         b. The implementation of all software releases/upgrades is mandatory and the previous release of software will only be supported for 6 months following the "general availability" of the current release/upgrade as determined by DOCUMENT SCIENCES.





                                    14 of 20

         c. If VAR fails to implement the most current release or upgrade of the Licensed Software product for any reason whatsoever, DOCUMENT SCIENCES may discontinue providing Software Support for any affected Licensed Software product without further liability to VAR.

         d. DOCUMENT SCIENCES reserves the right to discontinue Software Support for any Licensed Software product at any time after the first anniversary of this Agreement. DOCUMENT SCIENCES shall give the VAR at least thirty (30) days prior written notice of the effective date of such discontinuance and shall reimburse VAR the pro rata portion of any prepaid Annual License Fee for Software Support provided that the VAR is in full compliance with the terms of this Agreement.







                                    15 of 20

EXHIBIT E

XCL will be entitled to receive a discount of 30% from the "net price". Net price is defined as DSC's suggested US$ retail price, provided in the following fee schedule, less the training component. The customer training component built into the suggested retail price will be separated out, and the 30% discount applied to the resulting net price for the first $200,000 US$ in any calendar year. Thereafter, the discount is 40% through the remainder of the year. Annual license fees payable to DSC are at 50% of the US$ retail price.

XCL will have the authority to license DSC products at such prices and on XCL's usual trade terms. These prices may be higher or lower than the suggested retail price.

The revenue for end user training will be collected from the customer by XCL.

DSC will notify XCL in writing of any price changes 60 days prior to the pricing change.

                   DOCUMENT SCIENCES SOFTWARE LICENSE FEES

                          Effective January 1, 1995

                     MAINFRAME AND DEPARTMENTAL PRODUCTS

- ------------------------------------------------------------------------------------------------------
System Classification                           Mainframe(1)                    Departmental(2)
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------
Product Licenses                        Initial(4, 5)   Annual(4, 5)    Initial(4, 5)   Annual(4, 5)
- ------------------------------------------------------------------------------------------------------
COMPUSET 6.1(9)                         $55,000(7)      $6,900          $45,000(8)      $5,600
- ------------------------------------------------------------------------------------------------------
  Upgrade from XICS 5.x(5, 6)            15,000          6,900           12,000          5,600
- ------------------------------------------------------------------------------------------------------
  Migration to Workstation Class          6,000           --              5,000           --
- ------------------------------------------------------------------------------------------------------
COMPUPREP                                10,000          1,550            8,000          1,150
- ------------------------------------------------------------------------------------------------------
EMITTER - Meta, PostScript,               8,000          1,250            5,000            950
  AFP, PCL, or XES
- ------------------------------------------------------------------------------------------------------
IMPORTER - TIFF or PCL                    6,000          1,050            4,000            750
- ------------------------------------------------------------------------------------------------------
CONSOLIDATOR - IMG                        3,000           --              2,000           --
- ------------------------------------------------------------------------------------------------------
HOSTPRINT - Meta                          2,000           --              1,500           --
- ------------------------------------------------------------------------------------------------------
TRANSFORMER - PCL to Meta                15,000          2,600           10,000          1,600
- ------------------------------------------------------------------------------------------------------
DOCUMENT VIEWING SERVICE                 50,000          6,250           40,000          5,000
- ------------------------------------------------------------------------------------------------------

                            WORKSTATION PRODUCTS(3)

- -----------------------------------------------------------------------------------------------------------------------------------
Number of Licenses(4, 5)                   1                  2                  3                  4                  5
- -----------------------------------------------------------------------------------------------------------------------------------
Product Licenses                  Initial    Annual   Initial   Annual   Initial   Annual   Initial    Annual   Initial   Annual
- ------------------------------------------------------------------------------------------------------------------------------------
COMPUSET 6.1(9)                   $32,000    $4,000   $42,000   $5,250   $50,000   $6,250   $57,000    $7,150   $62,000   $7,750
- ------------------------------------------------------------------------------------------------------------------------------------
COMPUPREP                           3,000       650     5,000      850     7,000    1,050     8,000     1,250     9,000    1,550
- ------------------------------------------------------------------------------------------------------------------------------------
EMITTER - Meta, PostScript,         2,500       450     4,000      600     5,000      900     5,500       950     6,000    1,050
  AFP, PCL, Interpress, or XES
- ------------------------------------------------------------------------------------------------------------------------------------
IMPORTER - TIFF or PCL              2,500       450     4,000      600     5,000      900     5,500       950     6,000    1,050
- ------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATOR - IMG                  2,000      --       3,000     --       4,000     --       4,500      --       5,000     --
- ------------------------------------------------------------------------------------------------------------------------------------
NETPRINT - Interpress/Meta          2,000      --       3,000     --       4,000     --       4,500      --       5,000     --
- ------------------------------------------------------------------------------------------------------------------------------------
TRANSFORMER - PCL to Meta           7,000     1,050    12,000    2,050    16,000    2,550    19,000     3,100    21,000    3,600
- ------------------------------------------------------------------------------------------------------------------------------------

            DESKTOP PRODUCTS / COMPUSERIES APPLICATION DEVELOPMENT

- ----------------------------------------------------------------------------------------------------
Number of Seats              1              2              3              4              5
- ----------------------------------------------------------------------------------------------------
COMPUPACK Bundle             $10,000        $17,000        $22,000        $27,000        $30,000
- ----------------------------------------------------------------------------------------------------
  COMPUBUILD                   5,000          8,500         11,000         13,500         15,000
- ----------------------------------------------------------------------------------------------------
  COMPUSPEC                    4,000          7,500          9,500         11,000         12,000
- ----------------------------------------------------------------------------------------------------
  COMPUMERGE                   3,000          5,500          7,500          8,500          9,000
- ----------------------------------------------------------------------------------------------------
  COMPUVIEW PROOF              1,000          2,000          2,750          3,500          4,000
- ----------------------------------------------------------------------------------------------------


                     DESKTOP PRODUCTS / DOCUMENT LIBRARY

- -----------------------------------------------------------------------------------------------------------------------------------
Number of Seats                            1                  5                  10                 15                 20
- -----------------------------------------------------------------------------------------------------------------------------------
Product Licenses                  Initial    Annual   Initial   Annual   Initial   Annual   Initial    Annual   Initial   Annual
- ------------------------------------------------------------------------------------------------------------------------------------
DOCUMENT LIBRARY SERVICE(10)      10,000     1,500    20,000    3,000    25,000    4,000    30,000     4,500    35,000    5,000
- ------------------------------------------------------------------------------------------------------------------------------------
DDM /Edit Client                   2,500      --       4,500     --       6,500     --       8,000      --      10,000     --
- ------------------------------------------------------------------------------------------------------------------------------------
DDM /Build Client                  7,000      --      15,000     --      20,000     --      25,000      --      30,000     --
- ------------------------------------------------------------------------------------------------------------------------------------
DDM /Generate Client               5,000      --      12,000     --      17,000     --      22,000      --      25,000     --
- ------------------------------------------------------------------------------------------------------------------------------------

              DESKTOP PRODUCTS / DOCUMENT VIEWING (REQUIRES DVS)

- ----------------------------------------------------------------------------------------------------
Number of Seats              1              5              10             50             100
- ----------------------------------------------------------------------------------------------------
COMPUVIEW NAVIGATOR          $500           $2,250         $4,000         $15,000        $25,000
- ----------------------------------------------------------------------------------------------------

    Pricing in $US. Prices and conditions subject to change without notice.

[LOGO]


6333 Greenwich Drive, Suite 120         Les Espaces de Sophia-Im. Delta
San Diego, CA 92122                     80 route des Lucioles
(619) 625-2000 Fax (619) 625-2021       B.P. 037-06901 Sophia Antipolis Cedex, France
                                        Tel: 33-93-95-52-23 Fax: 33-93-95-52-06

                         DOCUMENT SCIENCES SERVICE FEES

                           Effective January 1, 1995

                                SERVICES PRICING

SOFTWARE INSTALLATION

        STANDARD: Included in the Initial License Fees. Software Installation and Setup
        at customer site.                                                                                Included

SUPPLEMENTAL: If additional software installation is desired on-site . . . . . . . . . . . . . . . . . . $2,500/day*

SOFTWARE TRAINING

      SAN DIEGO TRAINING CENTER

        STANDARD: Included in the Initial License Fees.  Four and one-half days for 6 students including Quick Reference Guide for each student.  Additional students, up to 4, will be billed at $250 per student . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Included

        SUPPLEMENTAL: If additional standard training is desired after initial training class has been conducted, the fee per student (4.5 days) . . . . . . . . . . . . . . . . . . . . . . . . . $1,250/Student

      CUSTOMER SITE

        STANDARD: Four and one-half days for 6 students including Quick Reference Guide for each student. Additional students, up to 4, will be billed at $250 per student . . . . . . . . . $7,500*

        CUSTOMIZED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $1,500/day*

APPLICATION CONSULTING

        Application Design, StyleSpec/PrepSpec Development, Data Tagging, Text and Graphics
        Conversion, DCLIB Creation, Font Database Customization, Printer Integration, and
        Creation of Masters or Print-ready files will be priced by job . . . . . . . . . . . . . . . . . Quoted

CUSTOM PROGRAMMING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Quoted

*Travel and accommodations additional
- --------------------------------------------------------------------------------

 1. Mainframe class include IBM 3090, ES9000 larger than Model 320; DEC Vax 9000 series; UNISYS 1100/90, 2200, and A-Series.

 2. Departmental class include IBM 43xx, 9370, ES9000 up through Model 320; DEC Vax up to Model 9000; and Unix Servers (NCR Unix, HP UX; DG Unix, Pyramid Unix; UNISYS Unix.)

 3. Workstation class include Sun Sparc, IBM RISC, Dec Alpha OSF, SCO Unix, PC OS/2, and PC DOS.

 4. Initial License Fee is paid in advance. Beginning on the first day of the 13th month of usage and each year thereafter, the Annual License fee must be paid to retain use rights. Annual License Fee will be billed annually in advance.

 5. Software support, as defined in Section 11 of the Software License & Software Support Agreement, is included in the Initial and Annual License Fee. One week of training at the San Diego Training Center is included in the Initial License Fee. Software Installation and Setup at Customer Site is included in the Initial License Fee.

 6. CompuSet 6.0 Upgrade for XICS 5.x. Upgrade fee includes software support, per Section 11 of the Software License & Software Support Agreement.

 7. Second and subsequent licenses are $35,000 each. Not included are installation, training and consulting as noted in the Software License & Software Support Agreement, Schedule A.

 8. Second and subsequent licenses are $25,000 each. Not included are installation, training and consulting as noted in the Software License & Software Support Agreement, Schedule A.

 9. CompuSet 6.0 includes choice of one emitter (MetaCode, PostScript, AFP, PCL, XES, or Interpress). Additional Emitters are optional.

10. DLS for NetDrive and OS/2 Server Only. Mainframe and Departmental Class (MVS or VMS) quoted separately.

- --------------------------------------------------------------------------------
             Prices and conditions subject to change without notice

Addendum


The customer training component currently built into the suggested US$ retail price is US$7,500. In the event that XCL provides training to the customer, "net price" will be defined as DSC's suggested US$ retail price and the 30% or 40% discount will be applied to that price.